EXHIBIT 10.12

THIRD AMENDMENT TO EMPLOYEMENT AGREEMENT

This third amendment (“Third Amendment”) is entered into between between Micropac Industries, Inc.("Company") and Patrick S. Cefalu, (“Employee”) for the purpose of amending that certain employment agreement between Employee and Company dated February 2, 2004 (the “Employment Agreement”).

1.	Employee Compensation. Effective April 6, 2020, Employee’s Annual Compensation shall be One Hundred Eighty Thousand Seven Hundred Eighteen Dollars ($185,718.00) to be paid weekly.

2.	Term. The Term of this Agreement is hereby extended for three (3) years beginning on April 6, 2020, subject to early termination as provided in the Employment Agreement. After the expiration of such three (3) years, either the Employee or the Company may terminate the Employment Agreement, at any time, by giving the other party hereto one hundred eighty (180) days written notice.

3.	Entire Agreement. Except as expressly amended hereby, the remaining terms and conditions of the Employment Agreement shall remain if full force and effect.

EMPLOYEE:		EMPLOYER:

An Individual		Micropac Industries, Inc.

By:	/s/ Patrick Cefalu	By:	/s/ Mark King
Patrick S. Cefalu		Mark King
Title: Employee		Title: CEO & President